Exhibit 10.37.1

Cortland Bancorp

Non-Qualified Stock Option Agreement

Cortland Bancorp, an Ohio corporation, grants to                                     (the “Optionee”), an option to purchase the total number of shares of Cortland Bancorp common stock, stated in the attached Notice of Grant effective                        , 20        , at the price specified in the Notice of Grant, subject in all respects to the terms, definitions, and provisions of Cortland Bancorp’s 2015 Director Equity Plan, which is incorporated herein by reference.  Unless otherwise defined herein, terms defined in the Director Equity Plan have the same defined meanings herein.

1.Nature of the Option.  This Option does not qualify as an incentive stock option under the Internal Revenue Code of 1986.

2.Exercise Price.  The exercise price for each share of common stock is stated in the Notice of Grant and is not less than the fair market value per share of the common stock on the date of grant.

3.Exercise of Option.  This Option is exercisable during its term in accordance with the vesting schedule stated in the Notice of Grant and in accordance with the terms of the Director Equity Plan as follows:

(a)Right to Exercise.

(1)this Option may not be exercised for a fraction of a share.

(2)	in the case of the Optionee’s death, exercisability of the Option is governed by section 7 below, subject to the limitations contained in subsection 3(a)(3).

(3)this Option may not be exercised after expiration of its term, as provided by section 9 below.

(b)Method of Exercise.  This Option is exercisable by executing the Notice of Exercise in the form attached hereto as Exhibit A, stating the Optionee’s election to exercise the Option, the number of shares for which the Option is exercised, and such other representations and agreements concerning the holder’s investment intent as may be required by Cortland Bancorp under the provisions of the Director Equity Plan.  The written notice must be signed by the Optionee and must be delivered by certified mail to the Board of Directors or the designee of the Board of Directors.  The Notice of Exercise must be accompanied by payment of the exercise price.  This Option will be deemed to be exercised upon receipt by Cortland Bancorp of the Notice of Exercise accompanied by payment of the exercise price in full.

No Shares will be issued for the exercise of an Option unless the issuance and exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which Cortland Bancorp common stock may then be listed.  For income tax purposes shares will be considered transferred to the Optionee on the date the Option is exercised.

4.Optionee's Representations.  If this Option and the shares acquirable by exercise of this Option are not registered under the Securities Act of 1933 when this Option is exercised, the Optionee must, if required by Cortland Bancorp, concurrently with the exercise of all or any portion of this Option deliver to Cortland Bancorp an investment representation statement in the customary form, a copy of which is available for Optionee’s review from Cortland Bancorp upon request.  Optionee acknowledges and agrees that a certificate or certificates representing shares acquired by exercise of an Option may bear a restrictive legend or legends noting the restrictions on transfer arising under applicable securities laws and the Director Equity Plan.

5.Method of Payment.  Payment of the exercise price may be by any of the following methods or a combination thereof, at the election of the Board of Directors in its sole discretion:

(a)cash or a cash equivalent,

(b)actual or constructive delivery of unrestricted shares of Cortland Bancorp common stock,

(c)a combination of cash and shares of Cortland Bancorp common stock, or

(d)cashless exercise or net exercise.

6.Restrictions on Exercise.  This Option may not be exercised before the Director Equity Plan is approved by Cortland Bancorp stockholders, or if the issuance of shares upon such exercise or the method of payment of consideration for shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board.  As a condition to the exercise of this Option, Cortland Bancorp may require the Optionee to make any representation and warranty to Cortland Bancorp as Cortland Bancorp in its sole discretion considers necessary or appropriate under applicable law.

7.Death of Optionee.  The Optionee may name a beneficiary or beneficiaries to receive or to exercise any vested options that are unpaid or unexercised at the Optionee’s death.  Beneficiaries may be named contingently or successively.  A beneficiary designation must be made on a form prescribed by the Board of Directors and will not be effective until filed in writing with the Board of Directors.

8.Non-Transferability of Option.  This Option may not be transferred except by will or by the laws of descent or distribution and may be exercised during the Optionee’s lifetime by the Optionee only.  The terms of this Option are binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

9.Term of Option.  This Option may be exercised on or before the Expiration Date stated in the Notice of Grant and may be exercised during the term solely in accordance with the Director Equity Plan and the terms of this Non-Qualified Stock Option Agreement.

Cortland Bancorp

By:

Its:

The Optionee acknowledges and agrees that the vesting of shares according to the Notice of Grant and section 3 of this Non-Qualified Stock Option Agreement is earned solely by continuing employment or service with Cortland Bancorp.  The Optionee acknowledges receipt of a copy of the Director Equity Plan and represents that the Optionee is familiar with its terms and provisions.  The Optionee hereby accepts this Option subject to all of those terms and provisions.  The Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board of Directors upon any questions arising under the Director Equity Plan.  The Optionee further agrees to notify Cortland Bancorp of any change in the residence address below.

Dated:                           , 20           Optionee

Print Name:

Residence Address:

                                      , Ohio

Notice of Grant

Under the terms of Cortland Bancorp’s 2015 Director Equity Plan, Cortland Bancorp hereby grants to                                                    an option to purchase from Cortland Bancorp a total of              shares of Cortland Bancorp common stock at the exercise price per share set forth below:

Date of grant	Number of shares acquirable by exercise of option	Exercise price per share	Becomes vested and exercisable	Expires

Cortland Bancorp

By:

Its:

Exhibit A

Notice of Exercise

To:Cortland Bancorp

Attn:Board of Directors

Subject:Notice of Stock Option Exercise

The undersigned Optionee is exercising vested options to purchase shares of Cortland Bancorp common stock under Cortland Bancorp’s 2015 Director Equity Plan as follows:

Option grant date	Number of shares being purchased	Option price (per share)	Tax due (if applicable)	Total amount due

I am paying the cost to exercise as specified below by method a, b, c, or d (circle one below)

(a)Cash Payment.  Enclosed is my check #                   in the amount of $                      .

(b)Surrender of Cortland Bancorp Shares.

(c)A Combination of Cash and Cortland Bancorp Shares.  As described below:

(d)Cashless Exercise or Net Exercise.

I certify that if I transfer the stock purchased by this exercise I will not do so in a manner that violates Cortland Bancorp’s policy on insider trading.

Signed by the Optionee this              day of                       , 20        .

Optionee’s Signature
Print Name
Home Address
City, State, Zip Code
Daytime Phone
Social Security Number